Loans Delinquent>= 90 Days (w/ BK, FC, FB)
Count UPB
369 $54,437,886.61
In Foreclosure >= 180 Days
Count UPB
0
In Bankruptcy >= 60 Days
Count UPB
23 $3,032,166.45
REO >= 180 Days
Count UPB
0
Loans with LTV >= 85% and Delinquent >= 60 Days(Excluded
BK, FC, FB, REO)
Count UPB
75 $7,545,228.61
Loans with UPB <= $50K and Delinquent >= 30
Days(Excluded BK, FC, FB, REO)
Count UPB
48 $1,627,445.47
Loans in Foreclosure >= 60 Days beyond state average
Count UPB
2 $374,552.60
MI Claims open >= 60 Days
Number of Loans Total Claim Amount Avg. Claim Avg. Aging
0
REO Not on Market and in Inventory >= 60 Days
Number of Loans Total UPB Avg. Days in Inventory
1 $95,356.88 73.0
REO on Market and in Inventory >= 60 Days
Number of Loans Total UPB Avg. Days in Inventory
0
REO Prop in Eviction >= 60 Days
Number of Loans Total UPB Avg. Days in Eviction
0
BPO Reconciliation
Variance Number of Loans Total UPB
10 - 15% 110 $18,613,247.59
15 - 20% 57 $9,746,154.87
20 - 25% 43 $4,757,602.53
25 - 30% 55 $8,318,046.38
> 30% 128 $11,596,565.55
Red Flag Dashboard (OTS)
Date: 11/22/2005 12:31:49 PM Deal Number: SAIL 2005-HE1 Report As of: 10/30/2005
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